UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2021
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (the “Company” or “Arcutis”) appointed Keith R. Leonard Jr. as a Class I director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders. Mr. Leonard fills the vacancy created by the resignation of Ricky Sun, Ph.D. who resigned from the Board effective September 2, 2021. Dr. Sun’s resignation was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. In addition, Mr. Leonard was appointed to serve on the Compensation Committee of the Board of Directors (the “Compensation Committee”).

As a non-employee director, Mr. Leonard will receive compensation in accordance with the Company’s non-employee director compensation program, as amended. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Leonard received a stock option award exercisable for 32,907 shares of the Company’s common stock and is eligible for the annual cash retainer in the amount of $40,000 for service on the Board and $7,500 per annum for service as a member of the Compensation Committee. The stock option will vest in three equal annual installments on the anniversary of the date of Mr. Leonard’s appointment to the Board, subject to Mr. Leonard’s continued service to the Company through such date.

In addition, the Company will enter into an indemnification agreement with Mr. Leonard on the form previously approved by the Board and entered into with the Company’s other directors.

There is no arrangement or understanding between Mr. Leonard and any other person pursuant to which he was appointed as a director of the Company, and there are no family relationships between Mr. Leonard and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Leonard has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

September 3, 2021	By:	/s/ Scott L. Burrows
Scott L. Burrows
Chief Financial Officer